UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

22nd Century Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-36338	98-0468420
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Farmington Road, Mocksville, North Carolina (Address of Principal Executive Office)	27028 (Zip Code)

Registrant’s telephone number, including area code: (336) 940-3769

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.00001 par value	XXII	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Warrant Inducement

On June 8, 2026, the Company commenced a warrant inducement offering (the “Warrant Inducement”) with the holders of certain outstanding warrants to purchase up to an aggregate of 5,345,591 shares of common stock (collectively, the “Existing Warrants”), which Existing Warrants are exercisable at an exercise price of $3.57. The Company offered the holders of the Existing Warrants an inducement period whereby the Company agreed to issue new warrants (the “Inducement Warrants”) to purchase up to a number of shares of common stock equal to 100% of the number of shares of common stock issued pursuant to the exercise by the holders of the Existing Warrants, for cash, at a reduced exercise price equal to $0.4626. Each holder agreed to exercise all of their Existing Warrants immediately.

The Inducement Warrants will be issued on substantially the same terms as the Existing Warrants, except that the Inducement Warrants will be exercisable at any time on or after the Company’s stockholders approve the issuance of the Inducement Warrants and the shares of common stock upon the exercise thereof (the “Stockholder Approval Date”), have an expiration date of five years from the Stockholder Approval Date and have an exercise price equal to $0.4626. The exercise price of the Inducement Warrants will be subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s common stock. In addition, the Inducement Warrants will contain anti-dilution protection provisions relating to a subsequent reverse stock splits and subsequent equity sales of shares of the Company’s common stock or common stock equivalents at an effective price per share lower than the then effective exercise price of such Inducement Warrants and will also adjust in the event of a reverse stock split. The Company also agreed to hold a meeting of stockholders to approve the issuance of the shares of common stock underlying the Inducement Warrants pursuant to applicable Nasdaq rules.

The Inducement Warrants will be issued in reliance upon an exemption from registration pursuant to Section 4(a)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has agreed to, as soon as reasonably practicable, but in any event no later than June 30, 2026, file a registration statement covering the resale of the shares of the Company’s common stock issued or issuable upon the exercise of the Inducement Warrants. The Company shall use commercially reasonable efforts to cause such registration statement to become effective within 45 days (the date such registration statement is declared effective, the “Effectiveness Date”). The shares of common stock issuable under the Existing Warrants were previously registered on Form S-3.

Subject to limited exceptions, a holder of Inducement Warrants will not have the right to exercise any portion of its Inducement Warrants if the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of such holder’s affiliates) would beneficially own a number of shares of common stock in excess of 4.99% (or, upon election by a holder prior to the issuance of any Inducement Warrants, 9.99%) of the shares of common stock then outstanding. At the holder’s option, upon notice to the Company, the holder may increase or decrease this beneficial ownership limitation not to exceed 9.99% of the shares of common stock then outstanding, with any such increase becoming effective upon 61 days’ prior notice to the Company.

The Company agreed that, subject to certain exceptions, until 30 days after the later of the date that all of the shares issuable upon exercise of the Inducement Warrants (the “Warrant Effectiveness Date”), and the date of Stockholder Approval Date, neither the Company nor any of its subsidiaries will issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents.

Each holder participating in the Warrant Inducement shall have the option to elect, in the holder’s sole discretion, to direct that all or a portion of the aggregate proceeds received by the Company from such holder’s exercise of the Existing Warrants hereunder be applied by the Company to redeem shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) held by such holder, at a redemption price equal to the par value of such shares of Series B Preferred Stock (the “Series B Redemption”).

The Company received aggregate gross cash proceeds of approximately $462,800 and redemption of $2,010,000, or 2,010 shares of Series B Preferred Stock from the exercise of the Existing Warrants. The Company has 8,050 shares of Series B Preferred Stock remaining.

Dawson James Securities, Inc. (the “Placement Agent”) acted as the Company’s exclusive placement agent in connection with the Warrant Inducement and the Company has agreed to pay the Placement Agent a cash fee equal to six percent (6.0%) of the aggregate gross proceeds raised in the Warrant Inducement, an additional six percent (6.0%) cash fee of any cash exercise of the Inducement Warrants.

The foregoing summaries of the Inducement Warrants and the inducement letters do not purport to be complete and are subject to, and qualified in their entirety by, such documents attached as Exhibits 4.1 and 10.1, respectively, to this Current Report, which are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item, and included in Item 1.01 of this Current Report, is incorporated herein by reference. Neither the Inducement Warrants nor the shares of the Company’s common stock issuable upon exercise of the Inducement Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

On June 10, 2026, the Company will fill a Certificate of Amendment (the “Certificate”) pursuant to Nevada Revised Statutes (“NRS”) Section 78.209 with the Secretary of State of the State of Nevada authorizing a 1-for-20 reverse stock split of the Company’s issued and outstanding shares of common stock (the “Reverse Stock Split”).

Reason for the Reverse Stock Split

The Reverse Stock Split was effected solely to enable the Company to expeditiously restore compliance with the continued listing standard of NASDAQ Capital Market (“NASDAQ”).

Effects of the Reverse Stock Split

Effective Date; Symbol; CUSIP Number. The Reverse Stock Split will become effective at 12:01 a.m. Eastern Time on June 12, 2026, and will be reflected with NASDAQ and in the marketplace at the open of business on June 12, 2026 (the “Effective Date”), whereupon the shares of common stock will begin trading on a split-adjusted basis. In connection with the Reverse Stock Split, the Company’s shares of common stock will continue to trade on NASDAQ under the symbol “XXII” but will trade under a new CUSIP Number, 90137F707.

Split Adjustment; No Fractional Shares. On the Effective Date, the total number of shares of the Company’s common stock held by each stockholder will be converted automatically into the number of whole shares of common stock equal to (i) the number of issued and outstanding shares of common stock held by such stockholder immediately prior to the Reverse Stock Split, divided by (ii) 20.

No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-Reverse Stock Split common stock to any stockholder who otherwise would have received a fractional share as a result of the Reverse Stock Split.

Non-Certificated Shares; Certificated Shares. Stockholders who are holding their shares in electronic form at brokerage firms do not have to take any action as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders holding paper certificates may (but are not required to) send the certificates to the Company’s transfer agent at the address given below. The transfer agent will issue a new share certificate reflecting the terms of the Reverse Stock Split to each requesting stockholder.

Continental Stock Transfer & Trust Company

ONE STATE STREET, 30th Floor

New York, New York 10004

Phone: (917) 262-2378

Please contact Continental Stock Transfer & Trust Company for further information, related costs and procedures before sending any certificates.

State Filing. The Reverse Stock Split was effected by the Company filing the Certificate pursuant to NRS Section 78.209 with the Secretary of State of the State of Nevada on June 10, 2026. The Certificate will not be effective until the Effective Date. A copy of the Certificate is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Stockholder Approval Required. Under Nevada law, because the Reverse Stock Split did not proportionately reduce the authorized shares, Stockholder approval was required in accordance with NRS 78.2055. Under NRS 78.2055, “a corporation that desires to decrease the number of issued and outstanding shares of a class or series held by each stockholder of record at the effective date and time of the change without correspondingly decreasing the number of authorized shares of the same class or series may do so if: (a) The board of directors adopts a resolution setting forth the proposal to decrease the number of issued and outstanding shares of a class or series; and, (b) The proposal is approved by the vote of stockholders holding a majority of the voting power of the affected class or series, or such greater proportion as may be provided in the articles of incorporation, regardless of limitations or restriction on the voting power of the affected class or series.” As described herein, the Reverse Stock Split complies with such requirements.

Capitalization. Prior to the Effective Date of the Certificate, the Company was authorized to issue 500,000,000 shares of common stock. As a result of the Reverse Stock Split, the Company will remain authorized to issue 500,000,000 shares of common. As of June 9, 2026 (immediately prior to the Effective Date), there were 10,326,551 shares of common stock outstanding (including 3,424,094 shares held in abeyance). As a result of the Reverse Stock Split, there will be approximately 516,328 shares of common stock outstanding (including 171,205 shares held in abeyance, and subject to adjustment due to the effect of rounding fractional shares into whole shares). The Reverse Stock Split will not have any effect on the stated par value of the common stock.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the Reverse Stock Split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares.

All options, warrants and shares of Series B Preferred Stock underlying shares of common stock of the Company outstanding immediately prior to the Reverse Stock Split will be appropriately adjusted as a result of the Reverse Stock Split.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

The information required by this Item 5.03 is set forth in Item 3.03 above, which information is incorporated herein by reference.

Item 9.01(d): Financial Statements and Exhibits.

Exhibit 3.1	Certificate of Amendment to Restated Articles of Incorporation
Exhibit 4.1	Form of Inducement Warrant
Exhibit 10.1	Form of Inducement Letter
Exhibit 104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

22nd Century Group, Inc.

/s/ Lawrence D. Firestone
Date: June 9, 2026	Lawrence D. Firestone
Chief Executive Officer